Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Plan A Promotions, Inc. (the “Registrant”) on Form 10-K for the year ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Alycia Anthony, President and Director, and Sharlene Doolin, Secretary and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	December 7, 2010	By:	/s/ Alycia Anthony
Alycia Anthony
President and Director, Principal Executive Officer

Date:	December 7, 2010	By:	/s/ Sharlene Doolin
Sharlene Doolin
Secretary and Director, Principal Financial Officer